     Exhibit 3.24
THE COMPANIES ACT, 1965
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
SMART MODULAR TECHNOLOGIES SDN BHD
TABLE A
1.	Subject as hereinafter provided, the regulations in Table A in the Fourth Schedule to the Companies’ Act, 1965 (“the Act”) shall apply to the Company with exception of Articles 71 and 90 of Table A.
PRIVATE COMPANY
2.	The Company shall be a private company and the following provisions shall have effect, namely :-
(a)	The right to transfer of shares shall be restricted;

(b)	The number of members for the time being of the Company (exclusive of persons who for the time being are in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or its subsidiary was and thereafter has continued to be member of the Company) is not to exceed fifty, but where two persons hold one or more shares in the Company jointly they shall for the purpose of this paragraph be treated as a single member;

(c)	Any invitation to the public to subscribe for any shares in or debenture of the Company is prohibited;

(d)	Any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.
DIRECTORS
3.	Article 71 which was excluded from Table A shall be replaced by the following provision :-

There shall be no shareholding qualification for directors.

Company No.

458945	M

4.	Article 90 which was excluded from Table A shall be replaced by the following provision :-

A resolution in writing signed by a majority of the directors for the time being or their alternate not being less than two directors shall be as valid and effectual as if it had been passed by a meeting of directors duly called and constituted.

5.	The first directors shall be Mr Yip Soon Nam and Madam Cheang Lai Juang.
SECRETARY
6.	The first secretaries shall be Mr Yip Soon Nam [MIA 2002] and Ms Catherine Mah Suik Ching [LS 01302].

Company No.

458945	M

We, the several persons whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.
     Names, Addresses and Descriptions of Subscribers

YIP SOON NAM	Accountant
39 Salween Road
Penang
IC No. : 4397430 (B)

CHEANG LAI JUANG	Accountant
39 Salween Road
Penang
IC No. : 8109166 (B)
     Dated this : 24 February 1998
     Witness to the above signatures :

YEAP HOOI KEAN
Block 10-4-2 Jalan Tengah
Bayan Baru
11900 Pulau Pinang
Senior Secretarial Assistant
IC NO :	691028-07-5350
[A1439563(B)]

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Skyvest Services Sdn Bhd
4th Floor Bangunan Sime Bank
Lebuh Pantai
10300 Penang
Tel : 04-2634586

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